Q1’26 EARNINGS JULY 30, 2025

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's first quarter of Fiscal 2026 as Q1'26, and similarly Q1'25 denotes VF's first quarter of Fiscal 2025, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases and defines "net debt" as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet. Change in Reportable Segments VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an "All Other" category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results for Q1'26 and Q1'25 in this presentation reflect the new segments. VF has recast the quarterly prior period segment data for Fiscal 2025 to reflect the change and included this information in Exhibit 99.3 of VF's Current Report on Form 8-K dated July 30, 2025 and within the supplemental financial information included with this presentation. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Adjusted Amounts - Excluding Reinvent The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $31 million in the first quarter of Fiscal 2026. The above items negatively impacted loss per share by $0.06 during the first quarter of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q1’26 EARNINGS 2

Executive Summary 4 Financial Summary 8 Brand Highlights 12 Outlook 18 Appendix 20 Table of Contents Q1’26 EARNINGS 3

EXECUTIVE SUMMARY Q1’26 EARNINGS 4

President and CEO “We performed ahead of our expectations and guidance in Q1'26, improving our top-line trend versus last year to flat (-2% C$) while delivering a much stronger bottom line. The North Face® and Timberland® sustained their positive momentum while Altra® grew strongly. Vans® was impacted by channel rationalization actions, as we strengthen the business to return to healthy, sustainable growth. As I pass the two-year mark in my role as CEO, we are on track with VF's transformation. We are lowering costs, improving margins, reducing debt and transforming the organization. We have reset the table and soon will move to growth. That is what we are all here for and what the entire organization is now focused on. We are as confident as ever in our plans to transform VF and return the company to long-term growth, in revenue and in profit." Q1’26 EARNINGS 5 Bracken Darrell

Operating results exceeded guidance with notable margin expansion in Q1'26

Q1'26 FINANCIAL REVIEW

Revenue of $1.8B, flat vs. LY or (2%) C$

- Revenue above guidance
- Wholesale timing shift into Q1'26 from Q2'26 benefited revenue by 2% or 1% C$
- Excluding *Vans*®, total revenue was +6% vs. LY or +5% C$
- Global strength at *The North Face*® and *Timberland*®, while *Vans*® was (14%) vs. LY or (15%) C$, impacted by channel rationalization actions

Adjusted operating loss significantly beat guidance

- Operating loss of ($87M); adjusted operating loss of ($56M), significantly better than guidance of ($125M) to ($110M)
- Operating margin of (4.9%), up 210bps vs. LY, and adjusted operating margin of (3.2%), up 270bps vs. LY
- Gross margin up 270bps vs. LY and adjusted gross margin up 290bps vs. LY
- SG&A dollars up 1% vs. LY and adjusted SG&A dollars flat vs. LY

EPS (loss) of ($0.30), adjusted EPS of ($0.24)

- Earnings (loss) per share (EPS) of ($0.30) vs. Q1'25 ($0.39), adjusted EPS of ($0.24) vs. Q1'25 ($0.35)
- Net interest expense of ($41M); effective tax rate of 8.0% and adjusted effective tax rate of 3.5%

Net debt down $1.4B or (20%) vs. LY

- Net debt excluding lease liabilities down $1.4B or (27%) vs. LY

Q2'26 AND FY'26 FINANCIAL OUTLOOK

Establishing Q2'26 guidance, reiterating FY'26

- Q2'26:
  - Revenue (4%) to (2%) C$ vs. LY
  - Adjusted operating income of $260M to $290M
- FY'26:
  - Free cash flow up vs. LY, includes known and anticipated tariff impacts
    - Adjusted operating income up vs. LY
    - Operating cash flow up vs. LY

Q1'26 EARNINGS 6

GUIDANCE ACTUAL ACTUAL VS. GUIDANCE COMMENTARY Revenue % vs. LY (C$) (5%) to (3%) (2%) + • Sustained growth at The North Face® +5% and Timberland® +9%, while Vans® (15%) in line with expectations • DTC (4%) and Wholesale flat • Wholesale performance benefited from favorable timing shift into Q1'26 from Q2'26 Operating income (loss) (adjusted) ($125M) to ($110M) ($56M) + • Adjusted gross margin +290bps vs. LY, due to higher quality inventory, lower discounts and FX • Adjusted SG&A dollars flat vs. LY, benefiting from ongoing savings initiatives offset by FX 7 Q1’26 adjusted operating loss beats guidance, driven by gross margin expansion and flat SG&A Q1’26 EARNINGS

FINANCIAL SUMMARY Q1’26 EARNINGS 8

Sequential improvement in Q1’26, as revenue declines vs. LY moderate



$1.8B

Flat vs. LY

(2%) C$ vs. LY



FY'24
FY'25
FY'26
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Total Revenue:
$2.0B
$2.9B
$2.8B
$2.2B
$1.8B
$2.8B
$2.8B
$2.1B
$1.8B
(7%)
(7%)
(2%)
(4%)
(17%)
(19%)
(14%)
(15%)
(10%)
(10%)
(6%)
(6%)
+2%
+2%
(5%)
(3%)
flat
(2%)
Revenue growth vs. LY
Revenue growth vs. LY (C$)

Note: All revenue and growth figures presented on a continuing operations basis

Q1’26 EARNINGS 9

Sustained momentum at *The North Face®* and *Timberland®* driving Q1'26 revenue

Q1'26 REVENUE TRENDS

BRANDS	vs. LY	vs. LY (C$)
THE NORTH FACE	+6%	+5%
VANS	(14%)	(15%)
Timberland	+11%	+9%
OTHER BRANDS	+4%	+2%

REGIONS	vs. LY	vs. LY (C$)
AMERICAS	(4%)	(3%)
EMEA	+4%	(2%)
APAC	+4%	+4%

CHANNELS	vs. LY	vs. LY (C$)
DTC	(3%)	(4%)
WHOLESALE	+1%	flat

VF | Q1'26 EARNINGS 10

• Net debt down $1.4B or (20%) vs. LY ◦ Net debt down $1.5B excluding FX ◦ Net debt, excluding lease liabilities of $3.9B, down $1.4B or (27%) vs. LY • Net inventories up 4% vs. LY ◦ Up 1% C$ vs. LY • Cash dividends of $35M paid during the quarter Q1’26 EARNINGS 11 NET DEBT ($B) $6.7 $5.3 Q1'25 Q1'26 We are on track to meet our medium-term leverage target1 of 2.5x ($1.4) 1Medium-term leverage target is defined as by FY'28

BRAND HIGHLIGHTS Q1’26 EARNINGS 12

• DTC +7% or +6% C$ vs. LY, supported by new door expansion • Strong improvement in profitability driven by operational execution and lower promotions • Product drivers include technical trail running footwear (e.g. VectivTM Pro), newness in lifestyle apparel, and bags and packs (e.g. Base CampTM Duffel and Base CampTM Voyager) • Activating new brand strategy focused on 'snow, climb, trail' with 90+ community trail events globally in Summer 2025, supporting footwear and trail apparel growth +6% vs. LY, +5% C$ vs. LY Q1’26 EARNINGS 13 The North Face® delivered sustained and profitable top-line growth in Q1’26

• Excluding the impact of channel rationalization actions, revenue down high-single digits vs. LY • DTC impacted by the closure of non-strategic stores and lower traffic across regions; key EMEA cities outperforming • Americas sell-out trends positive in non-value wholesale doors • Sales from new products are growing, with momentum from Super Lowpro, Curren Caples Skate and OTW®, more than offset by declines in the icons • Strong consumer engagement and reach driven by Lil Uzi partnership, Pinnacle bookings at Paris Fashion Week, and the return of Vans Warped Tour Q1’26 EARNINGS 14 Vans® in line with expectations in Q1’26 as we execute on our plan to return to growth (14%) vs. LY, (15%) C$ vs. LY

• Global growth in both DTC and Wholesale with lower discounting, contributing to higher margins • Americas +15% or +16% C$ vs. LY with strong double-digit comps in DTC • Sustained global momentum in the 6" boot during the warmer seasons • Boat shoe category is growing strongly in EMEA and APAC • Styling-based content and VIP placements were activated at The Met Gala, NBA Finals + Draft, Coachella and Glastonbury Festival, highlighting breadth of brand's appeal and cultural relevance +11% vs. LY, +9% C$ vs. LY Q1’26 EARNINGS 16 Positive momentum continued at Timberland®

• Altra® over 20% growth vs. LY, driven by recent launches of key franchise styles; further share gains achieved in road running, leading position in trail running reinforced in the US1 • Dickies® declines slightly moderating, with leadership team rebuilt; core 877 style benefiting from loose pant trend • icebreaker® brand elevation strategy and expansion into China, led by premium MerinoFineTM products and 100% merino t-shirts • Napapijri® new brand president appointed to drive premium strategy forward • Packs2 up vs. LY with strong margin expansion • Smartwool® strong DTC and returning US Wholesale momentum driven by all- season base layers, active and run tops and socks • Q1’26 EARNINGS 17 Fueling growth engines in Other Brands in Q1’26 +4% vs. LY, +2% C$ vs. LY 1 Source: Circana 2Includes Kipling, Eastpak and JanSport brands OTHER BRANDS

OUTLOOK Q1’26 EARNINGS 18

GUIDANCE COMMENTARY Q2’26 Revenue % vs. LY (C$) (4%) to (2%) • Includes negative impact of 1% from Wholesale timing shift into Q1'26 from Q2’26 Operating income (adjusted) $260M to $290M • Adjusted gross margin broadly flat vs. LY • Adjusted SG&A dollars slightly up vs. LY (adjusted SG&A broadly flat vs. LY on a C$ basis) FY’26 Free cash flow Up vs. LY (FY'25: $313M) • Includes known and anticipated tariff impacts • Adjusted operating income up vs. LY • Operating cash flow up vs. LY Q2’26 and FY’26 guidance Q1’26 EARNINGS 19

APPENDIX Q1’26 EARNINGS 20

Safe Harbor Statement Certain statements included in this presentation are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to- consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC. Q1’26 EARNINGS 21

Three Months Ended June 2025 2024 % Change % Change Constant Currency* Brand: The North Face® $ 557.4 $ 524.2 6% 5% Vans® 498.0 581.8 (14%) (15%) Timberland® 255.1 229.4 11% 9% Other Brands 450.2 433.6 4% 2% VF Revenue $ 1,760.7 $ 1,769.1 0% (2%) Region: Americas $ 937.6 $ 975.7 (4%) (3%) EMEA 551.3 532.3 4% (2%) APAC 271.8 261.0 4% 4% VF Revenue $ 1,760.7 $ 1,769.1 0% (2%) International $ 926.1 $ 909.7 2% (1%) Channel: DTC $ 720.7 $ 741.0 (3%) (4%) Wholesale (a) 1,040.0 1,028.1 1% 0% VF Revenue $ 1,760.7 $ 1,769.1 0% (2%) Summary Revenue Information (Unaudited) (In millions) All references to the three months ended June 2025 relate to the 13-week fiscal period ended June 28, 2025 and all references to the three months ended June 2024 relate to the 13-week fiscal period ended June 29, 2024. Note: Amounts may not sum due to rounding * Refer to constant currency definition on the following slides. (a) Royalty revenues are included in the wholesale channel for all periods. Q1’26 EARNINGS 22

Three Months Ended June 2025 2024 Revenues $ 1,760,666 $ 1,769,060 Costs and operating expenses Cost of goods sold 811,664 863,382 Selling, general and administrative expenses 1,035,611 1,028,698 Total costs and operating expenses 1,847,275 1,892,080 Operating loss (86,609) (123,020) Interest expense, net (41,120) (40,947) Other income (expense), net 1,136 (1,486) Loss from continuing operations before income taxes (126,593) (165,453) Income tax benefit (10,185) (13,426) Loss from continuing operations (116,408) (152,027) Loss from discontinued operations, net of tax — (106,859) Net loss $ (116,408) $ (258,886) Net loss per common share - basic (a) Continuing operations $ (0.30) $ (0.39) Discontinued operations — (0.27) Total net loss per common share - basic $ (0.30) $ (0.67) Net loss per common share - diluted (a) Continuing operations $ (0.30) $ (0.39) Discontinued operations — (0.27) Total net loss per common share - diluted $ (0.30) $ (0.67) Weighted average shares outstanding Basic 390,024 388,741 Diluted 390,024 388,741 Cash dividends per common share $ 0.09 $ 0.09 Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts) Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the three months ended June 2025 and June 2024 relate to the 13-week fiscal period ended June  28, 2025 and the 13-week fiscal period ended June 29, 2024, respectively. References to March 2025 relate to information as of March 29, 2025. (a) Amounts have been calculated using unrounded numbers. Q1’26 EARNINGS 23

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) June 2025 March 2025 June 2024 ASSETS Current assets Cash and cash equivalents $ 642,386 $ 429,382 $ 625,436 Accounts receivable, net 1,172,223 1,321,663 1,049,368 Inventories 2,135,478 1,627,025 2,059,728 Other current assets 425,429 408,028 519,675 Current assets of discontinued operations — — 94,924 Total current assets 4,375,516 3,786,098 4,349,131 Property, plant and equipment, net 720,785 720,879 759,811 Goodwill and intangible assets, net 2,344,578 2,314,093 2,413,985 Operating lease right-of-use assets 1,319,142 1,262,319 1,260,903 Other assets 1,390,476 1,294,147 1,194,425 Other assets of discontinued operations — — 1,563,108 Total assets $ 10,150,497 $ 9,377,536 $ 11,541,363 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 392,915 $ 11,916 $ 263,709 Current portion of long-term debt 586,005 540,579 1,749,601 Accounts payable 1,166,757 789,570 1,136,236 Accrued liabilities 1,293,962 1,355,788 1,196,504 Current liabilities of discontinued operations — — 62,924 Total current liabilities 3,439,639 2,697,853 4,408,974 Long-term debt 3,560,990 3,425,650 3,940,668 Operating lease liabilities 1,135,094 1,079,182 1,100,183 Other liabilities 722,491 687,492 633,984 Other liabilities of discontinued operations — — 69,649 Total liabilities 8,858,214 7,890,177 10,153,458 Stockholders' equity 1,292,283 1,487,359 1,387,905 Total liabilities and stockholders' equity $ 10,150,497 $ 9,377,536 $ 11,541,363 24

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Three Months Ended June 2025 2024 Operating activities Net loss $ (116,408) $ (258,886) Loss from discontinued operations, net of tax — (106,859) Loss from continuing operations, net of tax (116,408) (152,027) Depreciation and amortization 64,362 64,625 Reduction in the carrying amount of right-of-use assets 85,219 88,500 Other adjustments, including changes in operating assets and liabilities (178,633) (31,812) Cash used by operating activities - continuing operations (145,460) (30,714) Cash provided by operating activities - discontinued operations — 50,544 Cash provided (used) by operating activities (145,460) 19,830 Investing activities Proceeds from sale of assets 605 45,596 Capital expenditures (28,246) (23,763) Software purchases (17,148) (15,504) Other, net (4,224) (15,364) Cash used by investing activities - continuing operations (49,013) (9,035) Cash used by investing activities - discontinued operations — (2,026) Cash used by investing activities (49,013) (11,061) Financing activities Net increase (decrease) from short-term borrowings and long-term debt 378,624 (505) Cash dividends paid (35,150) (35,015) Proceeds from issuance of Common Stock, net of payments for tax withholdings (4,519) (1,924) Cash provided (used) by financing activities 338,955 (37,444) Effect of foreign currency rate changes on cash, cash equivalents and restricted cash 72,377 (8,340) Net change in cash, cash equivalents and restricted cash 216,859 (37,015) Cash, cash equivalents and restricted cash – beginning of year 431,475 676,957 Cash, cash equivalents and restricted cash – end of period $ 648,334 $ 639,942 Q1’26 EARNINGS 25

Update to Reporting Segments

PRIOR TO Q1'26	EFFECTIVE Q1'26
OUTDOOR	**OUTDOOR**
The North Face	The North Face
Timberland Tree	Timberland (Tree and PRO)
Altra	
Smartwool	
Icebreaker	
ACTIVE	**ACTIVE**
Vans	Vans
Packs[1]	Packs[1]
Napapijri	
WORK	**ALL OTHER[2]**
Dickies	Dickies
Timberland PRO	Altra
	Smartwool
	Napapijri
	Icebreaker

- Effective Q1'26, segment reporting was updated to simplify tracking of key focus areas across brands and segments
- Revenue for top three brands *The North Face*, *Vans* and *Timberland* will continue to be disclosed
  - *Timberland Tree* and *Timberland PRO* are combined into one operating segment

[1] Includes Kipling, Eastpak and JanSport brands
[2] Not a reportable segment

Q1'26 EARNINGS | 26

Supplemental Financial Information
Revised Segment Information

(Unaudited)
(In thousands)

	Three Months Ended June 2024	Three Months Ended September 2024	Three Months Ended December 2024	Three Months Ended March 2025	Twelve Months Ended March 2025
Revenues:					
Outdoor segment	$ 753,630	$ 1,566,722	$ 1,780,276	$ 1,210,433	$ 5,311,061
Active segment	776,734	824,536	716,549	596,488	2,914,307
All Other	238,696	366,690	337,087	336,850	1,279,323
Total revenues	**$ 1,769,060**	**$ 2,757,948**	**$ 2,833,912**	**$ 2,143,771**	**$ 9,504,691**
Segment profit (loss):					
Outdoor segment	$ (72,887)	$ 278,138	$ 389,155	$ 114,146	$ 708,552
Active segment	71,465	93,451	6,668	(37,588)	133,996
Total segment profit (loss)	**(1,422)**	**371,589**	**395,823**	**76,558**	**842,548**
Impairment of goodwill and intangible assets	—	—	(51,000)	(38,242)	(89,242)
Corporate and other expenses	(115,519)	(138,238)	(142,202)	(150,781)	(546,740)
Interest expense, net	(40,947)	(42,688)	(36,516)	(29,092)	(149,243)
"All Other" profit (loss)	(7,565)	39,892	30,564	24,947	87,838
Income (loss) from continuing operations before income taxes	**$ (165,453)**	**$ 230,555**	**$ 196,669**	**$ (116,610)**	**$ 145,161**

Change in Reportable Segments

In the first quarter of Fiscal 2026, VF realigned its reportable segments to reflect a change in how the *Timberland*® brand is managed and the chief operating decision maker's key areas of focus. VF began managing its *Timberland*® and *Timberland PRO*® brands as one operating segment during the first quarter of Fiscal 2026. This operating segment has been aggregated with *The North Face*® brand in the Outdoor reportable segment and the *Vans*®, *Kipling*®, *Eastpak*® and *JanSport*® brands have been aggregated in the Active reportable segment. All other brands that have not been aggregated within the reportable segments described above, which do not meet the quantitative threshold to be disclosed as a separate reportable segment, have been grouped within an "All Other" category. This group includes the *Dickies*®, *Altra*®, *Smartwool*®, *Napapijri*® and *Icebreaker*® brands. In the table above, results for the "All Other" category are included as a reconciling item between VF's reportable segments and its consolidated results of operations.

VF
Q1'26 EARNINGS | 27

Three Months Ended June % Change Constant Currency*2025 2024 % Change Revenues: Outdoor segment $ 812,466 $ 753,630 8% 6% Active segment 699,687 776,734 (10%) (11%) All Other (a) 248,513 238,696 4% 3% Total revenues $ 1,760,666 $ 1,769,060 0% (2%) Segment profit (loss): Outdoor segment $ (42,270) $ (72,887) Active segment 56,838 71,465 Total segment profit (loss) 14,568 (1,422) Corporate and other expenses (104,560) (115,519) Interest expense, net (41,120) (40,947) "All Other" profit (loss) (a) 4,519 (7,565) Loss from continuing operations before income taxes $ (126,593) $ (165,453) Supplemental Financial Information Segment Information (Unaudited) (In thousands) * Refer to constant currency definition on the following slides. (a) Results for the "All Other" category are included as a reconciling item between the Company's reportable segments and its consolidated results of operations and it is not a reportable segment. "All Other" includes the Dickies®, Altra®, Smartwool®, Napapijri® and Icebreaker® brands. Q1’26 EARNINGS 28

Supplemental Financial Information
Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Three Months Ended June 2025		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 812,466	$ (12,025)	$ 800,441
Active segment	699,687	(7,269)	692,418
All Other	248,513	(3,587)	244,926
Total revenues	**$ 1,760,666**	**$ (22,881)**	**$ 1,737,785**
Segment profit (loss):			
Outdoor segment	$ (42,270)	$ 729	$ (41,541)
Active segment	56,838	(1,556)	55,282
Total segment profit	**14,568**	**(827)**	**13,741**
Corporate and other expenses	(104,560)	355	(104,205)
Interest expense, net	(41,120)	(414)	(41,534)
"All Other" profit	4,519	(355)	4,164
Loss from continuing operations before income taxes	**$ (126,593)**	**$ (1,241)**	**$ (127,834)**
Diluted net loss per share change from continuing operations	**24 %**	**(1)%**	**23 %**

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF Q1'26 EARNINGS | 29

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2025 (Unaudited) (In thousands, except per share amounts) Three Months Ended June 2025 As Reported under GAAP Reinvent (a) Adjusted Revenues $ 1,760,666 $ — $ 1,760,666 Gross profit 949,002 4,282 953,284 Percent 53.9% 54.1% Operating loss (86,609) 30,782 (55,827) Percent (4.9%) (3.2%) Diluted net loss per share from continuing operations (b) (0.30) 0.06 (0.24) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $30.8 million in the three months ended June 2025. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $8.0 million in the three months ended June 2025. Reinvent resulted in a net tax benefit of $6.8 million in the three months ended June 2025. The Company incurred $207.6 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $141.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) Amounts shown in the table have been calculated using unrounded numbers. The diluted net loss per share impacts were calculated using 390,024,000 weighted average common shares for the three months ended June 2025. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. Q1’26 EARNINGS 30

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2024

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended June 2024	As Reported under GAAP	Reinvent [a]	Transaction and Deal Related Activities [b]	Adjusted
Revenues	$ 1,769,060	$ —	$ —	$ 1,769,060
Gross profit	905,678	412	—	906,090
Percent	*51.2 %*			*51.2 %*
Operating loss	(123,020)	17,849	490	(104,681)
Percent	*(7.0%)*			*(5.9%)*
Diluted net loss per share from continuing operations [c]	(0.39)	0.04	—	(0.35)

Notes:

[a] Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $17.8 million in the three months ended June 2024. These costs related primarily to severance and employee-related benefits. Reinvent resulted in a net tax benefit of $4.1 million in the three months ended June 2024.

[b] Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the *Kipling®*, *Eastpak®* and *JanSport®* brands, which totaled $0.5 million for the three months ended June 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the three months ended June 2024.

[c] Amounts shown in the table have been calculated using unrounded numbers. The diluted net loss per share impacts were calculated using 388,741,000 weighted average common shares for the three months ended June 2024.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF
Q1'26 EARNINGS | 31

Supplemental Financial Information Top 3 Brand Revenue Information (Unaudited) Three Months Ended June 2025 Top 3 Brand Revenue Growth Americas EMEA APAC Global The North Face® % Change (3%) 15% 16% 6% % Change Constant Currency* (3%) 9% 16% 5% Vans® % Change (15%) (12%) (17%) (14%) % Change Constant Currency* (14%) (16%) (17%) (15%) Timberland® % Change 15% 5% 13% 11% % Change Constant Currency* 16% (1%) 10% 9% * Refer to constant currency definition on previous slides. Q1’26 EARNINGS 32

Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited) Three Months Ended June 2025 Geographic Revenue Growth % Change % Change Constant Currency* Americas (4%) (3%) EMEA 4% (2%) APAC 4% 4% Greater China (5%) (6%) International 2% (1%) Global 0% (2%) Three Months Ended June 2025 Channel Revenue Growth % Change % Change Constant Currency* Wholesale (a) 1% 0% Direct-to-consumer (3%) (4%) Digital (2%) (4%) As of June VF-Operated Stores (b) 2025 2024 Total 1,113 1,158 * Refer to constant currency definition on previous slides. (a) Royalty revenues are included in the wholesale channel for all periods. (b) Does not include concession stores. Q1’26 EARNINGS 33